As filed with the Securities and Exchange Commission on January 30, 2019.

Registration No. 333-202807

Registration No. 333-209367

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post- Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-202807

Post- Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-209367

UNDER
THE SECURITIES ACT OF 1933

EGALET CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	600 Lee Road, Suite 100 Wayne, PA 19087	46-3575334
(State of Incorporation)	(Address of principal executive offices) (Zip Code)	(I.R.S. Employer Identification No.)

Robert S. Radie

Chief Executive Officer

Egalet Corporation

600 Lee Road, Suite 100

Wayne, Pennsylvania 19087

(Name and Address of Agent for Service)

(610) 833-4200

(Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:

David S. Rosenthal, Esq.
Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
(212) 698-3500

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to S-3 Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period to comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”) relate to the following Registration Statements on Form S-3 (the “Registration Statements”), filed by Egalet Corporation, a Delaware corporation (the “Registrant”) with the U.S. Securities and Exchange Commission (the “SEC”):

•                  Registration Statement No. 333-202807, filed on March 17, 2015, as amended by Amendment No. 1, filed on May 1, 2015, pertaining to the registration of up to $125,000,000 aggregate offering price of Securities (defined below) of the Registrant.

•                  Registration Statement No. 333-209367, filed on February 3, 2016, pertaining to the registration of up to $150,000,000 aggregate offering price of Securities of the Registrant.

On October 30, 2018, the Registrant and its wholly-owned subsidiaries (the “Debtors”) filed voluntary petitions for reorganization under chapter 11 of the United States Bankruptcy Code (as amended, the “Bankruptcy Petitions”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), which cases are being jointly administered under the caption In re Egalet Corporation et al., Case No. 18-12439 (BLS) (the “Chapter 11 Cases”). On January 14, 2019, the Registrant’s first amended joint plan of reorganization (as amended, the “Plan”) was confirmed by the Bankruptcy Court. Pursuant to the Plan, all existing securities registered for issuance with the SEC, including the Registrant’s Common Stock, par value $0.001 per share (“Common Stock”), Preferred Stock, par value $0.001 per share (“Preferred Stock”), debt securities (“Debt Securities”), warrants to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”), Rights to purchase Common Stock, Preferred Stock, Debt Securities or Units (defined below) (“Rights”) and units comprising Common Stock, Preferred Stock, Debt Securities and/or Warrants (“Units” and, together with the Common Stock, Preferred Stock, Debt Securities, Warrants and Rights, “Securities”) will be cancelled on the Effective Date (as defined in the Plan).

In connection with the Chapter 11 Cases, the Registrant has terminated all offerings of securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Registrant hereby removes from registration all of such securities registered but unsold under the Registration Statements. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities and the Registrant hereby terminates the effectiveness of each Registration Statement.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing these Post-Effective Amendments on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wayne, Commonwealth of Pennsylvania, on this 30th day of January, 2019.

EGALET CORPORATION

By:	/s/ ROBERT RADIE
Robert Radie
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert S. Radie, Mark Strobeck and Megan Timmins, each and individually, his or her attorneys-in-fact, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to these Registration Statements and to file the same with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, these Post-Effective Amendments on Form S-3 have been signed by the following persons in the capacities indicated on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ ROBERT RADIE	President, Chief Executive Officer and Director	January 30, 2019
Robert Radie	(Principal Executive Officer)

/s/ BARBARA CARLIN	Chief Accounting Officer (Principal Accounting Officer and Principal Financial Officer)	January 30, 2019
Barbara Carlin

/s/ TIMOTHY WALBERT	Chairman of the Board	January 30, 2019
Timothy Walbert

/s/ ELAINE HOCHBERG	Director	January 30, 2019
Elaine Hochberg

/s/ NICHOLAS C. NICOLAIDES	Director	January 30, 2019
Nicholas C. Nicolaides, Ph.D.

/s/ JOHN E. OSBORN	Director	January 30, 2019
John E. Osborn

/s/ ROBERT P. ROCHE, JR.	Director	January 30, 2019
Robert P. Roche, Jr.

/s/ ANDREA HESLIN SMILEY	Director	January 30, 2019
Andrea Heslin Smiley

/s/ JOHN VARIAN	Director	January 30, 2019
John Varian

/s/ GREGORY WEAVER	Director	January 30, 2019
Gregory Weaver